UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
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AMBAC FINANCIAL GROUP, INC.
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Ambac Announces Favorable Court Rulings in Proceedings on Rehabilitation of the Segregated Account of Ambac Assurance
NEW YORK, NY, April 5, 2016 (GLOBE NEWSWIRE) -- Ambac Financial Group, Inc. (Nasdaq: AMBC) ("Ambac"), a holding company whose subsidiaries, including Ambac Assurance Corporation (“Ambac Assurance”), provide financial guarantees and other financial services, today made a statement regarding rulings of the Honorable Richard Niess, of the Circuit Court of Dane County, Wisconsin (“the Court”), on March 29, 2016 in proceedings on the Rehabilitation of the Segregated Account of Ambac Assurance (“Segregated Account”).
The rulings relate to a motion to show cause filed by several investment entities managed by CarVal Investors, LLC (collectively, “CarVal”), that hold bonds insured by Ambac Assurance whose policies have been allocated to the Segregated Account. In their motion, CarVal asked the Court for an order requiring the Wisconsin Insurance Commissioner, as the Court-appointed rehabilitator of the Segregated Account (“Rehabilitator”), to show why he should not increase payment with respect to insurance policies that have been allocated to the Segregated Account. In addition, CarVal sought deposition testimony from representatives of Ambac Assurance. Judge Niess denied CarVal’s motion and their right to a deposition. CarVal’s motion followed its decision, together with that of Canyon Capital (“Canyon”), to terminate negotiations in 2015 toward the consensual resolution of CarVal’s and Canyon’s claims against the Segregated Account.
Judge Niess denied the CarVal motion for an order to show cause based, in part, on his recognition of the broad authority granted to the Rehabilitator and on CarVal’s lack of standing in the Rehabilitation proceedings. Judge Niess also granted the Commissioner’s motion to quash the deposition notice.
The rulings confirm the broad authority granted to the Rehabilitator and support the positions taken by the Rehabilitator, as joined by Ambac Assurance. A group of General Account policy holders comprised of Whitebox Advisors LLC, (an Ambac stockholder according to an SEC 13F filing as of December 31, 2015), GoldenTree Asset Management L.P., Taconic Capital Advisors L.P., and Merced Capital L.P also submitted a brief in support of the Rehabilitator’s and Ambac Assurance’s positions. In describing the Rehabilitation proceedings as a management tool for the Rehabilitator, Judge Niess noted that the relief sought by CarVal would involve precisely the kind of “cumbersome” procedures that should be avoided in such proceedings.
More information, including court filings related to the above, can be found at http://ambacpolicyholders.com/court-filings/
Important Information Ambac Financial Group, Inc., ("Ambac") has filed a preliminary proxy statement with the Securities and Exchange Commission ("SEC") in connection with its 2016 Annual Meeting. Prior to the 2016 Annual Meeting, Ambac will file and provide to its stockholders a definitive proxy statement. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY AMBAC WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Ambac at http://ir.ambac.com.
Certain Information Regarding Participants
Ambac, its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of Ambac's stockholders in connection with its 2016 annual meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons can be found in Ambac's preliminary proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 30, 2016. To the extent holdings of Ambac’s securities by such persons have changed since the amounts printed in the 2016 preliminary proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement and, to the extent applicable, will be updated in the definitive proxy statement and other materials to be filed with the SEC in connection with Ambac’s 2016 Annual Meeting. Stockholders may obtain a free copy of the proxy statement and other documents filed by Ambac with the SEC from the sources listed above.

About Ambac
Ambac Financial Group, Inc., ("Ambac"), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiary, Ambac Assurance Corporation ("Ambac Assurance"), Everspan Financial Guarantee Corp., and Ambac Assurance UK Limited, provide financial guarantees and other financial services to clients in both the public and private sectors globally. Ambac Assurance, including the Segregated Account of Ambac Assurance (in rehabilitation), is a guarantor of public finance and structured finance obligations. Ambac is also selectively exploring opportunities involving the acquisition and/or development of new businesses. Ambac‘s common stock trades on the NASDAQ Global Select Market under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain primary residential mortgage backed securities litigations. For more information, please go to www.ambac.com.
Contact
Abbe F. Goldstein, CFA
Managing Director, Investor Relations and Corporate Communications
(212) 208-3222
agoldstein@ambac.com
Source: Ambac Financial Group, Inc.

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